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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report, dated August 5, 1999, on the financial statements of Federal Communications Contractors, Inc., included in this Form 8-K, by reference into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449), previously filed Registration Statement on Amendment No. 3 to Form S-4 (File No. 333-75139) and on previously filed Post Effective Amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031).

/s/ SEMPLE & COOPER, LLP

Semple & Cooper, LLP
Phoenix, Arizona

September 22, 1999